EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
October 13, 2010	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO)
Phone: (252) 940-5017
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports September 30, 2010 Quarterly and Nine Months Earnings

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited earnings for the quarter and nine months ended September 30, 2010.

Net income was $1.0 million ($0.10 per share diluted) for the 2010 third quarter, compared to net income of $1.6 million ($0.16 per share diluted) for the linked 2010 second quarter, and $1.8 million ($0.18 per share diluted) for the comparative 2009 third quarter.  Net income for the first nine months of 2010 was $4.1 million ($0.42 per share diluted), compared to net income of $5.5 million ($0.57 per share diluted) for the first nine months of 2009.

The Bank recorded provisions for credit losses of $4.0 million in the 2010 third quarter compared to $2.1 million in the linked 2010 second quarter and $1.3 million in the comparative 2009 third quarter. Credit loss provisions were necessary to replenish net charge-offs and to maintain the allowance for credit losses at levels the Bank believes is adequate to absorb probable losses in the loan portfolio. Based on the overall credit quality, credit risk analysis and historical loss experience of the loan and lease receivable portfolio, the Bank believes it has established the allowance for credit losses pursuant to generally accepted accounting principles, and has taken into account the views of its regulators and the current economic environment.  The allowance for credit losses was $8.8 million at September 30, 2010, representing 1.35% of total loans and leases.

Bill Wall, executive vice president and chief financial officer stated, “During the 2010 third quarter, we took a conservative posture in our provisioning for credit losses as we are aggressively classifying and managing our problem assets.  We believe the current level of our allowance for credit losses is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the allowance for credit losses.”

“As we address and manage through a challenging credit environment for the Bank and our customers, we remain focused on long-term performance.  The Bank continues to focus on remediating problem assets, maintaining adequate capital levels and liquidity, improving operating efficiency, building core customer relationships and enhancing long-term shareholder value.  The Company remains profitable, continues to maintain a strong capital position in excess of the regulatory well-capitalized guidelines, and combined with volume of the allowance for credit losses should enhance our long-term operating performance when the current economic environment substantially improves,” stated Wall.

Net interest income increased to $8.7 million for the 2010 third quarter, from $8.6 million for the linked 2010 second quarter and $8.3 million for the comparative 2009 third quarter. The net interest margin increased to 4.72% for the 2010 third quarter from 4.64% for the linked 2010 second quarter and 4.13% for the comparative 2009 third quarter.  The increase in net interest income and net interest margin continues to reflect a combination of effectively managing the rates earned on the current volume of interest-earning assets and rates paid on new and repricing interest-bearing liabilities during the current lower interest rate environment.

Total non-interest income increased to $3.4 million for the 2010 third quarter, from $2.8 million for the linked 2010 second quarter and $2.4 million for the comparative 2009 third quarter.  Revenue from loan and deposit service offerings (loan fees, deposit fees and service charges and servicing fee income) have remained consistent at $2.0 million for each of the 2010 third quarter, the linked 2010 second quarter and the comparative 2009 third quarter.

Net gains recognized from mortgage loan sales increased to $479,000 in the 2010 third quarter from $173,000 in the linked 2010 second quarter and $247,000 in the comparative 2009 third quarter. Net gains recognized from investment and mortgage-backed securities sales increased to $696,000 in the 2010 third quarter from $458,000 in the linked 2010 second quarter and none in the comparative 2009 third quarter.

Total non-interest expenses have also remained consistent at $6.7 million for both the 2010 third quarter the linked 2010 second quarter, and $6.5 million for the comparative 2009 third quarter.  Compensation and fringe benefits, the largest component of non-interest expense, was $4.0 million for the 2010 third quarter, compared to $4.1 million for the linked 2010 second quarter and $3.5 million for the comparative 2009 third quarter. FDIC insurance premiums were $285,000 for the 2010 third quarter, compared to $287,000 for the linked 2010 second quarter and $275,000 for the comparative 2009 third quarter, reflecting risk based assessment rates imposed by the FDIC.

Total assets declined to $811.9 million at September 30, 2010 from $829.9 million at December 31, 2009. Total loans declined to $642.4 million at September 30, 2010 from $658.7 million at December 31, 2009, reflecting a net combination of principal repayments, sales, securitizations and the volume of loans originated during the current period.   Mortgage-backed securities declined to $87.2 million at September 30, 2010 from $97.2 million at December 31, 2009, reflecting the net of principal repayments, sales and securitizations during the current period.  Cash and interest bearing deposits increased to $40.8 million at September 30, 2010 from $29.6 million at December 31, 2009, as the Bank used a portion of the proceeds from loan and mortgage-backed securities sales to support its liquidity position.

Nonperforming loans increased to $19.2 million at September 30, 2010, from $10.2 million at December 31, 2009, reflecting the continuing challenging credit environment.  Management believes it has thoroughly evaluated its nonperforming loans and they are either well collateralized or adequately reserved.

Other real estate owned declined to $8.6 million at September 30, 2010 from $10.6 million at December 31, 2009, reflecting foreclosure activity net of sales of certain real estate properties during the current quarter. Based on fair value analysis, the Bank believes the adjusted carrying values of these real estate properties are representative of their fair market values, although there are no assurances that the ultimate sales prices will be equal to or greater than the carrying values.

Total deposits increased to $696.1 million at September 30, 2010 from $688.5 million at December 31, 2009. Borrowings declined to $12.2 million at September 30, 2010 from $37.4 million at December 31, 2009.  During the 2010 first quarter, the Bank repaid a $25.0 million 3.0% fixed-rate FHLB advance. The cost of funds for the 2010 third quarter improved to 1.24% from 1.26% for the linked 2010 second quarter and 2.03% for the comparative 2009 third quarter. The Bank has been able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits, and the repositioning of borrowings within the current lower interest rate environment.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	September 30,	December 31,
	2010	2009	*
Assets	(unaudited)

Cash and due from banks	$16,331,418	$17,758,370
Interest-bearing deposits in financial institutions	24,483,235	11,879,794
Investment securities - available for sale	0	407,317
Mortgage-backed securities - available for sale	86,921,971	96,725,468
Mortgage-backed securities - held for investment	322,819	513,882
Loans and leases receivable, net:
Held for sale	5,163,550	6,548,980
Held for investment	637,216,753	652,106,538
Premises and equipment, net	9,215,998	8,539,759
Other real estate owned	8,598,517	10,561,071
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,610,700	3,889,500
Accrued interest receivable	2,981,970	3,318,141
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,298,828	1,278,688
Identifiable intangible assets	110,040	133,620
Income tax receivable	1,956,063	1,831,598
Prepaid expenses and other assets	9,481,773	10,179,333

Total assets	$811,912,211	$829,890,635

Liabilities and Stockholders' Equity

Deposits:
Demand	$237,676,896	$224,507,362
Savings	24,946,121	23,137,391
Large denomination certificates of deposit	222,787,058	224,198,974
Other time	210,645,373	216,667,331
Total deposits	696,055,448	688,511,058
Borrowed money	12,164,166	37,380,388
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	6,089,267	7,475,085
Total liabilities	724,618,881	743,676,531

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,743,971 and 9,742,296
shares outstanding, respectively	97,440	97,423
Additional paid-in capital	35,889,574	35,841,364
Retained earnings, substantially restricted	81,454,239	82,111,114
Treasury stock at cost	(32,122,465)	(32,158,074)
Accumulated other comprehensive income, net	1,974,542	322,277
Total stockholders' equity	87,293,330	86,214,104

Total liabilities and stockholders' equity	$811,912,211	$829,890,635

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009

Interest income:
Interest and fees on loans	$9,970,388	$11,162,577	$29,872,142	$34,428,527
Interest and dividends on investments and deposits	992,276	1,033,088	3,070,839	2,779,797
Total interest income	10,962,664	12,195,665	32,942,981	37,208,324

Interest expense:
Interest on deposits	2,050,824	3,537,810	6,298,950	11,815,289
Interest on borrowings	81,915	293,355	302,082	974,106
Interest on junior subordinated notes	89,021	90,658	251,805	307,966
Total interest expense	2,221,760	3,921,823	6,852,837	13,097,361

Net interest income	8,740,904	8,273,842	26,090,144	24,110,963
Provision for credit losses	3,961,787	1,260,000	8,451,787	4,480,000
Net interest income after provision for credit losses	4,779,117	7,013,842	17,638,357	19,630,963

Non-interest income:
Fees and service charges	1,772,368	1,835,435	5,198,288	5,477,372
Loan servicing fees	188,292	173,967	555,072	496,795
Gain (loss) on sale of other real estate, net	39,858	(86,875)	73,578	(161,323)
Gain on sale of mortgage loans	478,996	247,189	844,520	935,291
Gain on sale of mortgage-backed securities	696,410	-	1,631,891	-
Gain on sale of investment securities	-	-	2,406	917,866
Other income	223,777	231,313	618,740	768,081
Total non-interest income	3,399,701	2,401,029	8,924,495	8,434,082

Non-interest expense:
Compensation and fringe benefits	3,994,384	3,524,025	11,800,621	10,523,200
Federal deposit insurance premiums	285,040	274,908	868,918	955,117
Premises and equipment	417,751	451,967	1,315,500	1,371,822
Advertising	46,168	37,155	111,582	100,171
Payroll and other taxes	349,388	330,426	1,066,098	1,017,520
Data processing	636,299	625,837	1,899,367	1,829,505
Amortization of intangible assets	123,165	122,003	348,126	371,334
Other	893,270	1,164,154	2,576,365	2,877,064
Total non-interest expense	6,745,465	6,530,475	19,986,577	19,045,733

Income before income taxes	1,433,353	2,884,396	6,576,275	9,019,312

Income taxes	423,742	1,122,727	2,458,604	3,493,246

Net income	$1,009,611	$1,761,669	$4,117,671	$5,526,066

Per share data:
Basic earnings per share	$0.10	$0.18	$0.42	$0.57
Diluted earnings per share	$0.10	$0.18	$0.42	$0.57
Dividends per share	$0.09	$0.20	$0.49	$0.60
Weighted average shares-Basic	9,743,971	9,738,475	9,743,490	9,738,225
Weighted average shares-Diluted	9,743,971	3,738,550	9,743,724	9,738,250

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$811,912	$812,771	$800,608	$829,891	$855,933
Loans receivable (net):
Mortgage	$53,995	$49,470	$48,379	$51,820	$49,944
Commercial	496,489	502,425	498,525	508,279	528,216
Consumer	83,801	83,550	85,502	88,893	92,809
Leases	8,095	9,413	9,877	9,664	10,727
Total	$642,380	$644,858	$642,283	$658,656	$681,696

Cash and investments	$40,815	$34,737	$22,690	$30,045	$46,741
Mortgage-backed securities	87,245	92,559	94,735	97,239	86,275
Premises and equipment	9,216	9,240	9,034	8,540	8,608
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,299	1,268	1,281	1,279	1,247

Deposits:
Savings	$24,946	$25,155	$24,709	$23,138	$23,407
Checking	237,677	224,950	225,997	224,507	220,018
Certificates	433,432	444,435	433,734	440,866	466,426
Total	$696,055	$694,540	$684,440	$688,511	$709,851

Borrowings	$12,164	$12,665	$12,441	$37,380	$39,040
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	87,293	87,110	85,962	86,214	87,281

Consolidated earnings summary:
Interest income	$10,963	$10,829	$11,151	$11,851	$12,196
Interest expense	2,222	2,258	2,372	2,996	3,922
Net interest income	8,741	8,571	8,779	8,855	8,274
Provision for credit losses	3,962	2,070	2,420	2,700	1,260
Noninterest income	3,400	2,830	2,694	2,527	2,401
Noninterest expense	6,745	6,741	6,500	6,300	6,530
Income taxes	424	1,032	1,003	872	1,123
Net income	$1,010	$1,558	$1,550	$1,510	$1,762

Per Share Data:
Earnings per share-Basic	$0.10	$0.16	$0.16	$0.16	$0.18
Earnings per share-Diluted	$0.10	$0.16	$0.16	$0.16	$0.18
Dividends per share	$0.09	$0.20	$0.20	$0.20	$0.20
Book value per share	$8.96	$8.94	$8.82	$8.85	$8.96

Average shares-Basic	9,743,971	9,743,971	9,742,505	9,738,475	9,738,475
Average shares-Diluted	9,743,971	9,744,679	9,742,505	9,738,550	9,738,550

	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	5.92%	5.86%	5.99%	6.09%	6.09%
Cost of funds	1.24%	1.26%	1.32%	1.61%	2.03%
Net interest spread	4.68%	4.60%	4.67%	4.48%	4.06%
Net interest margin on earning assets	4.72%	4.64%	4.72%	4.55%	4.13%
Earning assets to total assets	90.96%	91.13%	91.66%	91.81%	92.38%

Return on average assets	0.50%	0.77%	0.76%	0.72%	0.81%
Return on average equity	4.60%	7.17%	7.13%	6.88%	8.06%
Efficiency ratio	55.50%	59.05%	56.59%	55.28%	61.10%
Dividend payout ratio	90.00%	125.00%	125.00%	125.00%	111.11%

Average assets	$813,900	$808,266	$811,859	$842,556	$867,976
Average earning assets	$741,214	$738,645	$744,415	$777,896	$801,625
Average equity	$87,760	$86,957	$86,897	$87,762	$87,418

Equity/Assets	10.75%	10.72%	10.74%	10.39%	10.20%
Tangible Equity/Assets	10.22%	10.18%	10.19%	9.86%	9.69%

Asset quality data and ratios:
Nonaccrual loans	$14,073	$12,308	$8,578	$5,838	$7,132
Restructured loans	$5,156	$5,647	$4,377	$4,343	$4,304
Total nonperforming loans	$19,229	$17,955	$12,955	$10,181	$11,436
Other real estate owned	$8,599	$8,452	$8,383	$10,561	$12,474
Total nonperforming assets	$27,828	$26,407	$21,338	$20,742	$23,910

Allowance for loan and lease losses	$8,611	$7,951	$13,221	$13,504	$12,318
Allowance for unfunded loan commitments	$163	$171	$178	$240	$269
Allowance for credit losses	$8,774	$8,122	$13,399	$13,744	$12,587

Allowance for loan and lease losses to loans	1.32%	1.21%	2.01%	2.00%	1.77%
Allowance for unfunded loan commitments
to unfunded commitments	0.20%	0.20%	0.20%	0.27%	0.29%
Allowance for credit losses to loans	1.35%	1.24%	2.04%	2.04%	1.81%

Net charge-offs (recoveries)	$3,310	$7,347	$2,765	$1,543	$668
Net charge-offs (recoveries) to loans	0.52%	1.14%	0.43%	0.23%	0.10%
Nonperforming loans to loans	2.99%	2.78%	2.02%	1.55%	1.68%
Nonperforming assets to assets	3.43%	3.25%	2.67%	2.50%	2.79%
Loans to deposits	92.29%	92.85%	93.84%	95.66%	96.03%
Loans to assets	79.12%	79.34%	80.22%	79.37%	79.64%
Loans serviced for others	$307,395	$299,361	$296,452	$289,324	$281,935